Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Security Income Fund and the incorporation by reference of our report dated February 24, 2011 on the December 31, 2010 financial statements of TS&W/Claymore Tax-Advantaged Balanced Fund in Post-Effective Amendment No. 98 to the Registration Statement (Form N-1A Registration No. 333-02120) of Security Income Fund.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
October 31, 2011